Exhibit (a)(vii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                           VISION GROUP OF FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

            VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: Effective July 1, 1999 the Corporation has classified as "Vision Mid Cap Stock Fund Class A Shares" One Billion previously unissued and unclassified shares of the total Twenty Billion (20,000,000,000) authorized shares of capital stock of the Corporation (par value one mill ($0.001) per share).

            SECOND: Effective July 1, 1999 the Corporation has classified as "Vision Mid Cap Stock Fund Class B Shares" One Billion previously unissued and unclassified shares of the total Twenty Billion (20,000,000,000) authorized shares of capital stock of the Corporation (par value one mill ($0.001) per share).

            THIRD: The shares of Vision Mid Cap Stock Fund Class A Shares, and Vision Mid Cap Stock Fund Class B Shares classified hereby shall each have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article VI of the Corporation's Charter and shall be subject to all provisions of the Charter relating to capital stock of the Corporation.

            FOURTH: The foregoing Articles Supplementary does not increase the authorized stock of the Corporation or the aggregate par value thereof; the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended; and the shares of Vision Mid Cap Stock Fund Class A Shares and Vision Mid Cap Stock Fund Class B Shares of the Corporation classified as set forth in Article FIRST of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

            The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

            IN WITNESS WHEREOF, Vision Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of this 21st day of June, 1999.

WITNESS:                            VISION GROUP OF FUNDS, INC.

/S/ VICTOR R. SICLARI               By:/S/  BETH S. BRODERICK
------------------------               ---------------------------
Victor R. Siclari                        Beth S. Broderick
Secretary                                Vice President

                                               Exhibit (a)(viii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                              VISION GROUP OF FUNDS, INC.

                            CERTIFICATE OF CORRECTION

            VISION GROUP OF FUNDS, INC., a Maryland corporation, having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:            The title of the document being corrected is "Articles
Supplementary."

SECOND: The only party to the document being corrected is Vision Group of Funds, Inc.

THIRD:      The document being corrected was filed with the State Department of
Assessments and Taxation on July 2, 1999.

FOURTH: (1) Article THIRD in the document as previously filed reads as follows:

            THIRD: The shares of Vision Mid Cap Stock Fund Class A Shares, and Vision Mid Cap Stock Fund Class B Shares classified hereby shall each have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article VI of the Corporation's charter and shall be subject to all provisions of the Charter relating to stock of the Corporation.

            (2)   Article THIRD in the document, as corrected, reads as follows:

            THIRD: The Class A Shares and Class B Shares of Vision Mid Cap Stock Fund (the "Fund") classified hereby shall each have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article VI of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter relating to stock of the Corporation generally and to the following:

      (1) The assets attributable to the Class A Shares and Class B Shares of the Fund shall be invested in the same investment portfolio of the Corporation, together with the assets attributable to any other class of shares of the Fund.

      (2) The dividends and distributions of investment income and capital gains with respect to the Class A Shares of the Fund and Class B Shares of the Fund, respectively, shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions for the Class A Shares of the Fund and Class B Shares of the Fund may differ from each other and from the dividends and distributions of investment income and capital gains with respect to any other classes of shares of the Fund, to reflect differing allocations of the expenses of the Corporation and of the Fund among the holders of the various classes and any resultant differences among the net asset values per share of the various classes of shares of the Fund, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses, capital gains and losses, expenses, and liabilities of the Corporation and of the Fund, and the amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of the Fund among the classes of the Fund shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, and the rules and regulations thereunder, in each case as from time to time amended, modified or superseded.

      (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Shares of the Fund and Class B Shares of the Fund, respectively, shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class A Shares of the Fund or Class B Shares the Fund, respectively, and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of the Class A Shares of the Fund or Class B Shares of the Fund, respectively.

      (4) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, Class B Shares of the Fund may be automatically converted into Class A Shares of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

      The undersigned Vice President acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts set forth in theses Articles that are required to be verified under oath the undersigned Vice President states that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of this 3rd day of August, 1999.

ATTEST:                             VISION GROUP OF FUNDS, INC.



By:  /S/ C. TODD GIBSON             By:  /S/ BETH S. BRODERICK
   ---------------------------         ----------------------------
     C. Todd Gibson                      Beth S. Broderick
     Assistant Secretary                 Vice President

                                                 Exhibit (a)(ix) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                           VISION GROUP OF FUNDS, INC.

                              ARTICLES OF AMENDMENT

            VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: Effective August 22, 1999, the Charter of the Corporation is hereby amended by renaming all of the issued and unissued shares of Vision Equity Income Fund - Class A Shares as Vision Large Cap Value Fund - Class A Shares.

            SECOND: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

            The undersigned Vice President acknowledges that these Articles of Amendment are the act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

            IN WITNESS WHEREOF, Vision Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of this 2nd day of August, 1999.

ATTEST:                             VISION GROUP OF FUNDS, INC.


By:  /S/ C. TODD GIBSON             By:  /S/ BETH S. BRODERICK
   ---------------------               ---------------------------
C. Todd Gibson                           Beth S. Broderick
Assistant Secretary                      Vice President

                                                  Exhibit (a)(x) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                           VISION GROUP OF FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

            VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: Effective August 22, 1999 the Corporation has classified as "Vision Large Cap Growth Fund - Class B Shares" One Billion previously unissued and unclassified shares of the total Twenty Billion (20,000,000,000) authorized shares of capital stock of the Corporation (par value one mill ($0.001) per share).

            SECOND: Effective August 15, 1999 the Corporation has classified as "Vision Large Cap Value Fund - Class B Shares" One Billion previously unissued and unclassified shares of the total Twenty Billion (20,000,000,000) authorized shares of capital stock of the Corporation (par value one mill ($0.001) per share).

            THIRD: The shares of Vision Large Cap Growth Fund - Class B Shares and Vision Large Cap Value Fund - Class B Shares classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article VI of the Corporation's Charter and shall be subject to all provisions of the Charter relating to capital stock of the Corporation generally and to the following:

      At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, Vision Large Cap Growth Fund - Class B Shares of the Corporation may be automatically converted into Vision Large Cap Growth Fund - Class A Shares of the Corporation, and Vision Large Cap Value Fund
- Class B Shares of the Corporation may be automatically converted into Vision Large Cap Value Fund - Class A Shares of the Corporation, each based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

            FOURTH: The foregoing Articles Supplementary does not increase the
            ------
authorized stock of the Corporation or the aggregate par value thereof.

     FIFTH: The  Corporation  is  registered as an open-end  investment  company
          -----

under the Investment Company Act of 1940, as amended.

            SIXTH: The shares of Vision Large Cap Growth Fund - Class B Shares and Vision Large Cap Value Fund - Class B Shares of the Corporation classified as set forth in Articles FIRST and SECOND of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

            The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

            IN WITNESS WHEREOF, Vision Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of this 2nd day of August, 1999.

ATTEST:                             VISION GROUP OF FUNDS, INC.


/S/ C. TODD GIBSON                  By:  /S/ BETH S. BRODERICK
------------------------               ---------------------------
C. Todd Gibson                           Beth S. Broderick
Assistant Secretary                      Vice President


                                                 Exhibit (a)(xi) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                              VISION GROUP OF FUNDS, INC.
                              ARTICLES OF AMENDMENT

     VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (the "Company"), certifies to the Maryland State Department of Assessment and Taxation as follows:

            FIRST: ......The Charter of the Company is amended by reclassifying all of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock and Vision Capital Appreciation Fund - Class A Shares of Common Stock as Vision Mid Cap Stock Fund Class A Shares of Common Stock.

            SECOND:     Upon effectiveness of these Articles of Amendment:
            ------

            1. (a) All of the assets and liabilities belonging to the Company's Vision Growth with Income Fund - Class A Shares of Common Stock shall automatically be conveyed, transferred and delivered to the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock, and shall thereupon become and be assets and liabilities belonging to the Vision Mid Cap Stock Fund Class A Shares of Common Stock.

                  (b) Each of the issued and outstanding shares (and fractions thereof) of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to full and fractional issued and outstanding shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock of equal aggregate net asset value, in such number of such Vision Mid Cap Stock Fund Class A Shares of Common Stock as shall be determined by multiplying one
(1) times the number obtained by dividing the net asset value of a share of the Vision Growth with Income Fund - Class A Shares of Common Stock by the net asset value of a share of the Vision Mid Cap Stock Fund Class A Shares Common Stock, all determined as of the close of regular trading on the New York Stock Exchange, on the effective date of these Articles of Amendment.

                  (c) Each unissued share (or fraction thereof) of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of the Company's Vision Mid Cap Stock Fund Class A shares of Common Stock being increased by 1,000,000,000 shares less the number of issued and outstanding shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock resulting from paragraph 1(b) above.

                  (d) Open accounts on the share records of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock shall be established representing the appropriate number of shares of Vision Mid Cap Stock Fund Class A Shares of Common Stock owned by each former holder of Vision Growth with Income Fund - Class A Shares of Common Stock as a result of the reclassification.

            2. (a) All of the assets and liabilities belonging to the Company's Vision Capital Appreciation Fund - Class A Shares of Common Stock shall automatically be conveyed, transferred and delivered to the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock, and shall thereupon become and be assets and liabilities belonging to the Vision Mid Cap Stock Fund Class A Shares of Common Stock.

                  (b) Each of the issued and outstanding shares (and fractions thereof) of the Company's Vision Capital Appreciation Fund - Class A shares of Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to full and fractional issued and outstanding shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock of equal aggregate net asset value, in such number of such Vision Mid Cap Stock Fund Class A Shares of Common Stock as shall be determined by multiplying one
(1) times the number obtained by dividing the net asset value of a share of the Vision Capital Appreciation Fund - Class A Shares of Common Stock by the net asset value of a share of the Vision Mid Cap Stock Fund Class A Shares of Common Stock, all determined as of the close of regular trading on the New York Stock Exchange, on the effective date of these Articles of Amendment.

                  (c) Each unissued share (or fraction thereof) of the Company's Vision Capital Appreciation Fund - Class A Shares of Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Company's Vision Mid Cap Stock Fund Class A Shares as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock being increased by 1,000,000,000 shares less the number of issued and outstanding shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock resulting from paragraph 2(b) above.

                  (d) Open accounts on the share records of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock shall be established representing the appropriate number of shares of Vision Mid Cap Stock Fund Class A Shares of Common Stock owned by each former holder of Vision Capital Appreciation Fund - Class A Shares of Common Stock as a result of the reclassification.

            THIRD: This amendment does not increase the authorized capital stock of the Company or the aggregate par value thereof. This amendment reclassifies and changes the 1,000,000,000 authorized shares of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock and the 1,000,000,000 authorized shares of the Company Vision Capital Appreciation Fund - Class A shares of Common Stock to an aggregate of 2,000,000,000 additional authorized shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock.

            FOURTH: Any outstanding certificates representing issued and outstanding whole shares of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock and Vision Capital Appreciation Fund - Class A Shares of Common Stock immediately prior to these Articles of Amendment becoming effective shall, upon these Articles of Amendment becoming effective, be deemed to represent the appropriate number of issued and outstanding whole shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock, calculated as set forth in Article SECOND of these Articles of Amendment. Any certificates representing shares of the Company's Vision Mid Cap Stock Fund Class A Shares of Common Stock resulting from the aforesaid change and reclassification need not be issued until certificates representing the shares of the Company's Vision Growth with Income Fund - Class A Shares of Common Stock and Vision Capital Appreciation Fund - Class A Shares of Common Stock, so changed and reclassified, if issued, have been received by the Company or its agent duly endorsed for transfer.

FIFTH: ......These amendments to the Charter of the Company have -----

been duly authorized and advised by the Board of Directors of the Company and approved by the stockholders of the Company entitled to vote thereon.

SIXTH: ......These Articles of Amendment shall be effective as of -----

6:00 p.m. Eastern time on October 15, 1999.

            IN WITNESS WHEREOF, VISION GROUP OF FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary, as of the 14th day of October, 1999. The undersigned, Vice President of the Company who executed on behalf of the Company the foregoing Articles of Amendment hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company, and certifies that to the best of her knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects, under the penalties for perjury.

WITNESS                 ............VISION GROUP OF FUNDS, INC.


By:   /S/ C. TODD GIBSON..................By:   /S/ BETH S. BRODERICK
      ------------------------                  ---------------------
      C. Todd Gibson    ..................      Beth S. Broderick
      Assistant Secretary.................      Vice President


                                                Exhibit (a)(xii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K



                           VISION GROUP OF FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

            VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: Effective June 1, 2000, the Corporation has classified as "Vision Large Cap Core Fund - Class A Shares" Five Hundred Million (500,000,000) previously unissued and unclassified shares of the total Twenty Billion (20,000,000,000) authorized shares of capital stock of the Corporation (par value one mill ($0.001) per share).

            SECOND: Effective June 1, 2000, the Corporation has classified as "Vision Large Cap Core Fund - Class B Shares" Five Hundred Million (500,000,000) previously unissued and unclassified shares of the total Twenty Billion (20,000,000,000) authorized shares of capital stock of the Corporation (par value one mill ($0.001) per share).

            THIRD: The shares of Vision Large Cap Core Fund - Class A Shares and Vision Large Cap Core Fund - Class B Shares classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article VI of the Corporation's Charter and shall be subject to all provisions of the Charter relating to capital stock of the Corporation generally and to the following:

      At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, Vision Large Cap Core Fund - Class B Shares of the Corporation may be automatically converted into Vision Large Cap Core Fund - Class A Shares of the Corporation, each based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

            FOURTH: The foregoing Articles Supplementary does not increase the
            ------
authorized stock of the Corporation or the aggregate par value thereof.

     FIFTH: The  Corporation  is  registered as an open-end  investment  company
          -----

under the Investment Company Act of 1940, as amended.

            SIXTH: The shares of Vision Large Cap Core Fund - Class A Shares and Vision Large Cap Core Fund - Class B Shares of the Corporation, respectively, classified as set forth in Articles FIRST and SECOND of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

            The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

            IN WITNESS WHEREOF, Vision Group of Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of this 1st day of June, 2000.

ATTEST:VISION GROUP OF FUNDS, INC.


/S/ C. TODD GIBSON                  By:  /S/ BETH S. BRODERICK
------------------------------           -------------------------
C. Todd Gibson                              Beth S. Broderick
Secretary                                   Vice President